Exhibit 99.1
Executive Contact:
Richard Vasek
Chief Financial Officer
Rockford Corporation
(480) 517-3169
ROCKFORD CORPORATION ANNOUNCES VOLUNTARY NASDAQ DELISTING AND SEC DEREGISTRATION
     Tempe, Ariz., August 6, 2009/PRNewswire/—Rockford Corporation (NASDAQ: ROFO) today announced its voluntary decision to delist its shares from the NASDAQ Stock Market and deregister its shares with the SEC.
     Rockford has given notice to the NASDAQ Capital Market that it will voluntarily delist its common stock and withdraw the registration of its stock with the Securities and Exchange Commission. Rockford intends to file a Form 25 with the SEC to give notice of the delisting when the delisting becomes effective and a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. As a result of the filing of the Form 15, Rockford’s obligation to file reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will be suspended immediately and will terminate when the deregistration becomes effective 90 days after the Form 15 is filed. Rockford will file its 10-Q for the second quarter of 2009 before the suspension of these obligations.
     Richard G. Vasek, Rockford’s Chief Financial Officer stated, “During these difficult economic times it is essential that we continue to avoid or eliminate costs wherever we can. Accordingly, and after careful consideration, our board of directors decided to delist from NASDAQ and deregister with the SEC. In making this decision we took into account the reality that our stock is trading at levels significantly below the

NASDAQ minimum of $1 per share that was reinstated as of August 3, 2009, so that if we were to remain listed we would almost certainly soon be faced with the expense and distraction of delisting proceedings initiated by NASDAQ.”
     Mr. Vasek further noted “Our contractual obligation to maintain our listing and registration under the terms of our convertible notes ended on June 10, 2009. We have been well under the 300 record shareholder number that would require us to maintain our registration under the SEC’s rules for an extended time. In the absence of the convertible note obligation this is an option we might have considered much earlier, as have many other companies similar to us in size.”
     Mr. Vasek continued, “Without the annual accounting expenses, legal costs, and administrative burden relating to SEC reporting obligations and compliance with the Sarbanes-Oxley Act, we will be able to reduce our costs significantly while still maintaining a strong financial control environment. In addition, we have concluded that delisting and deregistration will allow us to better focus on the day-to-day operations of our business, thereby increasing our opportunity to deliver long-term shareholder value. We expect delisting and deregistering to save us approximately $0.5 million on an annualized basis. We have concluded the expense savings of delisting and deregistration significantly outweigh the limited advantages for a company our size of continuing as a NASDAQ listed and SEC registered company.”
     Rockford intends to file the Form 25 Notification of Removal From Listing with the SEC on or about August 17, 2009. As a result, Rockford expects that trading of its shares on the NASDAQ Capital Market will be terminated on or about August 27, 2009, at which time Rockford intends to file the Form 15 Certification and Notice of Termination of Registration with the SEC.
     After its shares have been delisted from NASDAQ, Rockford anticipates that its shares will be quoted on the Pink OTC Markets Inc. quotation service. For more information about this service, please see www.pinksheets.com. Once on the pink sheets, Rockford intends to continue to make financial information available on a regular basis.

     Rockford expects the deregistration with the SEC to become effective 90 days from the date of the filing of the Form 15. Rockford’s reporting obligations will be suspended immediately upon filing of the Form 15.
     Rockford’s Board of Directors considered many factors in making this decision, including the following:
•	The nature and limited extent of the trading in Rockford’s common stock as well as the market value that the public markets are currently applying to Rockford;

•	The costs, both direct and indirect, associated with the preparation and filing of Rockford’s periodic reports with the SEC;

•	The costs associated with complying with the Sarbanes-Oxley Act of 2002;

•	The fact that Rockford’s stock price has reached very low levels and that delisting proceedings involving additional expense and distraction are almost certain;

•	The expiration of Rockford’s contractual obligation to maintain its NASDAQ listing. This obligation to the holders of its convertible notes expired on June 10, 2009;

•	The fact that many other typical advantages of being a public company are not currently available to Rockford, including enhanced access to capital and the ability to use equity securities to acquire other businesses; and

•	The current level of analyst coverage and minimal liquidity for Rockford’s common stock under current and reasonably foreseeable market conditions.
     In addition to the significant time and cost savings resulting from deregistration, the board believes that this action will allow Rockford’s management to better focus its attention and resources on implementing Rockford’s business plan and building longer-term enterprise value.
About Rockford Corporation (www.rockfordcorp.com)
     Rockford is a designer, marketer and distributor of high-performance audio systems for the mobile audio aftermarket and for the OEM market. Rockford’s mobile audio products are marketed primarily under the Rockford Fosgate®, Rockford Acoustic Design® and Lightning Audio® brand names.
     Rockford’s primary brand websites include: www.rockfordfosgate.com, www.rockfordacousticdesign.com, and www.lightningaudio.com.

Forward-looking Statement Disclosure
     We make forward-looking statements in this press release including but not limited to statements about our results of operations. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words.
     Forward-looking statements are subject to many risks and uncertainties. Rockford cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Actual results may differ materially from those anticipated in our forward-looking statements. Rockford disclaims any obligation or undertaking to update these forward-looking statements to reflect changes in our expectations or changes in events, conditions, or circumstances on which our expectations are based.
     Our revenues continued to decline in the first half of 2009, primarily attributable to continued weakness in the mobile audio aftermarket and in OEM sales. The financial meltdown at the end of 2008 has clearly contributed to an already difficult environment and deepened the current recession. We anticipate this will lead consumers and retailers to become even more conservative in their spending. We are reducing our operating expenses in order to reduce our working capital needs and break-even sales level.
     If sales erode further than we expect, we may not be able to achieve our business objectives and our current financing might not prove adequate to maintain our current business. In this event, we might have to consider changes that could include reductions in employee compensation and benefits, reductions in our working capital needs, changes in our distribution strategies, and potential exit strategies. We also might need to consider additional borrowings or equity financing. There is no assurance that we could implement operational changes or raise adequate new financing in the current economic environment. If we failed to do so, we could suffer setbacks in our competitive position, ability to improve our aftermarket and OEM businesses, and overall financial performance.
     Our business swung to a loss in 2008 (with almost all of the loss in the fourth quarter) and we were able to achieve only a relatively small profit for the first half of 2009. We cannot be certain whether we will be able to sustain this return to profitability. If our current financing proves inadequate we may be forced to seek alternative sources of financing to maintain our business. In the current financial environment we can give no assurance that we will be able to secure such financing on acceptable terms. In the worst case, we may not be able to continue our business as we currently anticipate.
     When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements identified in Rockford’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2009, the impact to Rockford’s share price of the planned delisting and deregistration of Rockford’s common stock and the expected cost savings of delisting and deregistration. The risk factors noted above, particularly those identified in the discussion in

Item 1A of the report, and other risk factors that Rockford has not anticipated or discussed, could cause our actual results to differ significantly from those anticipated in our forward-looking statements.